                                                                 EXHIBIT 11.01




FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1997


                          CARAUSTAR INDUSTRIES, INC.
                      COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                 (UNAUDITED)

      COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE


                                                 Three Months Ended                 Six Months Ended
                                                       June 30,                         June 30,
                                              ---------------------------        -------------------------
                                                 1997             1996             1997             1996
                                            --------------   --------------   --------------   --------------
Earnings:
  Net income available to common stock       $    12,819      $    15,327        $    24,560      $    28,878
                                              ----------       ----------         ----------       ----------

Shares:
  Primary weighted average common
    shares outstanding                            25,655           24,752             24,735           24,952
  Stock options                                      253              476                300              431
                                              ----------       ----------         ----------       ----------

  Average primary shares outstanding
    and equivalents                               24,908           25,228             25,035           25,383
                                              ----------       ----------         ----------       ----------

  Fully diluted weighted average common
    shares outstanding                            24,655           24,752             24,735           24,952
  Stock options                                      333              485                340              485
                                              ----------       ----------         ----------       ----------

  Average fully diluted shares outstanding
    and equivalents                              24 ,988           25,237             25,075           25,437
                                              ----------       ----------         ----------       ----------


Primary earnings per common share:

  Net income                                 $      0.51      $      0.61        $      0.98      $      1.14
                                              ==========       ==========         ==========       ==========

Fully diluted earnings per common share:

  Net income                                 $      0.51      $      0.61        $      0.98      $      1.14
                                              ==========       ==========         ==========       ==========